Exhibit 10.1

AMENDMENT TO

F.N.B. CORPORATION

RESTRICTED STOCK AGREEMENT DATED MARCH 20, 2013

(Pursuant to 2007 Incentive Compensation Plan)

This Amendment to the Restricted Stock Agreement (“Amended Agreement”) is made and entered into as of December 17, 2014 between F.N.B. Corporation, a Florida corporation (the “Company”), and John C. Williams, Jr. (the “Employee”).

WITNESSETH:

WHEREAS, on March 20, 2013, the Company and Employee entered into a Restricted Stock Agreement (the “Agreement”) in connection with the grant of 3,692 shares of the Company’s Common Stock, par value $.01 per share (the “Shares”) to the Employee.

WHEREAS, the Company and the Employee desire to correct a scrivener’s error concerning the terms of the accelerated vesting of the Shares which would occur on the Employee’s “Normal Retirement” as described under Section 2(d)(4) of the Agreement.

WHEREAS, in granting the Shares under the Agreement to Employee the intent of the F.N.B. Corporation was that upon the Employee’s Normal Retirement in a calendar year other than the calendar year in which the Shares were awarded to Employee, the Employee’s Shares shall be subject to immediate vesting upon the Employee’s Normal Retirement Date under the Agreement.

WHEREAS, the Company and the Employee mutually agree to amend the Agreement for the purpose of clarifying the accelerated vesting of the Employee’s Shares under the Agreement in the circumstance of the Employee’s Normal Retirement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, each of the parties covenants and agrees that effective December 17, 2014, Section 2(d)(4) of the Agreement is amended in its entirety to read as follows:

Section 2. Terms and Conditions

(d)	Termination of Employment; Forfeiture or Acceleration of Shares.

(4)	Normal Retirement. The service vesting requirement set forth under Section 2(a) of this Agreement shall be waived upon Employee’s “Normal Retirement” (as that term is defined in the Plan) in a calendar year other than the calendar year in which the Shares were awarded to Employee and Employee’s Shares shall be entitled to immediately vest on the Normal Retirement Date.

Except as modified by this Amendment to the Agreement, all terms, conditions, covenants, rights and remedies contained in the Agreement and any documents executed in connection therewith shall remain in full force and effect and continue to remain valid and enforceable.

IN WITNESS WHEREOF, the Company has caused this Amendment to F.N.B. Corporation Restricted Stock Agreement, dated March 20, 2013, to be executed in its name and on its behalf this 17th day of December, 2014, effective as of the dates provided herein.

F.N.B. CORPORATION	EMPLOYEE

/s/ John C. Williams, Jr.
Name: John C. Williams, Jr.
/s/ Vincent J. Delie, Jr.
Name: Vincent J. Delie, Jr.
Title: C.E.O. and President